UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 May 16, 2008 (May 15, 2008)

________________________________

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

________________________________

Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		(757) 629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On May 15, 2008, Norfolk Southern Corporation’s (“NS”) wholly-owned subsidiary, Norfolk Southern Railway Company (“NSR”), entered into a transaction agreement (the "Transaction Agreement") with Pan Am Railways, Inc. ("Pan Am") and its wholly-owned subsidiaries, Boston and Maine Corporation (“B&M”) and Springfield Terminal Railway Company (“Springfield Terminal”), providing for, among other things, the formation of Pan Am Southern LLC (“PAS”), a newly formed railroad company in which each of Pan Am (through its B&M subsidiary) and NSR will have a 50% equity interest.

Under the Transaction Agreement, Pan Am has agreed to transfer to PAS its 155-mile main line track that runs between Mechanicville, N.Y. and Ayer, Mass., along with 281 miles of secondary and branch lines, including trackage rights, in New York, Connecticut, Massachusetts, New Hampshire and Vermont (the “PAS Line”).  NSR has agreed to transfer cash and other property valued at $140 million to PAS, $87.5 million of which is to be invested within a three-year period in capital improvements on the PAS Line, such as track and signal upgrades and terminal expansions.  The parties also anticipate the construction of new intermodal and automotive terminals in the Albany area.  PAS will be managed by a management committee, a capital project committee and a joint operating committee, each of which will be composed of an equal number of NSR and B&M representatives, and which together will determine future capital projects and oversee operations.

Under the terms of the Transaction Agreement, PAS and Springfield Terminal will enter into an operating agreement pursuant to which Springfield Terminal will provide all railroad services for PAS.  In addition, the parties will also enter into a joint use agreement under which NSR will be granted haulage rights:

  between Mechanicville, New York, and Gardner, Massachusetts to/from an interchange with Providence and Worcester Railroad;

  between Mechanicville, New York, and Hoosick Junction, New York, to/from an interchange with the Vermont Railway Company;

  between Mechanicville, New York, and East Northfield, Massachusetts and/or Millers Falls, Massachusetts to/from an interchange with the New England Central Railroad; and

  between Mechanicville, New York, and certain intermodal and to be constructed automotive transfer facilities located in Ayer, Massachusetts for the local delivery of intermodal and automotive traffic.

            The transactions contemplated by the Transaction Agreement are subject to regulatory approvals and other customary closing conditions.

Item 7.01.        Regulation FD Disclosure.

            On May 15, 2008, NS and Pan Am issued a joint press release announcing their entry into the Transaction Agreement.  The text of such press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

In addition, on May 16, 2008, NS also posted additional information regarding the expected commercial, operational and competitive effects of the above transaction on its website, www.nscorp.com, copies of which are included as Exhibit 99.2 to this Current Report on Form 8-K.  NS is making this investment in accordance with its overall strategic asset investment policies, and expects to earn a long-term return in excess of its internal cost of capital.

This Current Report on Form 8-K (including Exhibits 99.1 and 99.2) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements represent NS’ best, good faith judgment as to what may occur in the future.  Statements that are forward-looking can be identified by the use of words such as “believe,” “expect,” “anticipate” and “project.”  NS’ actual results may differ materially from those projected and will be subject to a number of risks and uncertainties, some of which may be outside of its control.  Investors should refer to NS’ 2007 Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, both filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s Internet site ( http://www.sec.gov ) for discussions of those risks and uncertainties it views as most important.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press release, dated May 15, 2008
99.2	Transaction slides

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES

NORFOLK SOUTHERN CORPORATION

(Registrant)

/s/ Howard D. McFadden

_________________________________

Name:  Howard D. McFadden
Title:    Corporate Secretary

Date:  May 16, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated May 15, 2008
99.2	Transaction slides